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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-54238) pertaining to the Triad Hospitals, Inc. Executive Stock Purchase Plan and to the incorporation by reference therein of our report dated August 4, 2000, with respect to the consolidated financial statements and schedule of Quorum Health Group, Inc. and subsidiaries incorporated by reference in Triad Hospitals, Inc.'s Current Report on Form 8-K filed May 11, 2001 with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

Nashville, Tennessee
May 9, 2001